Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Air T, Inc. (the "Company") Quarterly Report on Form 10-Q for the period ended September 30, 2014 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, Nick Swenson, principal executive officer, and Cheryl Sigmon, Vice President-Finance (principal financial officer) of the Company, each certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 7, 2014

/s/ Nick Swenson
Nick Swenson
Chief Executive Officer and President (principal executive officer)

/s/ Cheryl Sigmon
Cheryl Sigmon
Vice President-Finance (principal financial officer)